Exhibit 99.1

Ocean Bio-Chem, Inc. CEO in Interview Sees Excellent Prospects for 2015

--Gas Price Drop Helps OBCI--

FORT LAUDERDALE, FL--(PR Newswire – December 23, 2014) - Ocean Bio-Chem, Inc. (NASDAQ: OBCI), said today in an interview with CEOLIVE.TV that the significant drop in gasoline prices, the Company has seen a recent increase in sales of its products to users of boats and RVs.

“The drop in gasoline prices means that boats and RVs are more affordable to use. We have expanded our sales and marketing departments to take advantage of prospects for 2015,” said Ocean Bio-Chem. Inc. President and CEO Peter Dornau in an interview with CEOLIVE.TV. The entire interview can be viewed at http://youtu.be/QKhf7veWLl4 .

In the interview, Mr. Dornau spoke about the new product Performacide, and its EPA approval as an effective disinfectant, sanitizer, fungicide and general-purpose antimicrobial and surface cleaner on hard surfaces. Various applications include medical laboratories, hospitals first responder’s facilities and equipment, veterinary hospitals as well as food processing and cruise ships industries. Mr. Dornau concluded there are many more approved applications and opportunities for Performicide which we will market either directly or indirectly thru distributors.

“Ocean Bio-Chem has an extremely strong balance sheet and minimal debt. We are also in a strong cash position, as we look to expand sales in all of our products,” Mr. Dornau said.

Ocean Bio-Chem, Inc. is principally engaged in the manufacturing, marketing and distribution of a broad line of appearance and maintenance products for boats, recreational vehicles, automobiles, power sports, outdoor power equipment and motorcycle markets under the Star brite® StarTron® and other trademarks within the United States of America and Canada. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products. It manufactures its products in a 300,000 square foot facility in Montgomery, Alabama, from which they are distributed across the globe.

The Company trades publicly under NASDAQ Capital Markets, Ticker Symbol: OBCI.

The Company's web sites are: www.oceanbiochem.com, www.Starbrite.com, www.Startron.com and www.nos-guard.com, www.performicide.com

About CEOLIVE.TV:

CEOLIVE is an investor media provider featuring publicly traded companies. Presentations address topics related to the company's business performance and strategy but are not intended to provide the first announcement of material information or developments. They will discuss matters announced through other channels or that are not themselves considered material information under securities laws, even though the matters may be important to shareholders. To find out more, please visit: http://www.ceolive.tv.

Forward-looking Statements:

Certain statements contained in this Press Release including without limitation expectations as to future sales and operating results, constitute forward-looking statements. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as "believe," "may," "will," "expect," "anticipate," "intend," "could" including the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the highly competitive nature of our industry, reliance on certain key customers, changes in consumer demand for marine, recreational vehicle and automotive products, advertising and promotional efforts, exposure to market risks for changes in interest rates and in foreign exchange rates, and other factors.

Contacts:

Peter Dornau

President & CEO

pdornau@starbrite.com

954-587-6280

Jeff Barocas
Vice President & CFO

jbarocas@starbrite.com

954-587-6280

Paul Knopick
E & E Communications
pknopick@eandecommunications.com
940-262-3584